As filed with the Securities and Exchange Commission on August 11, 2006                                  Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
Registration Statement Under
The Securities Act of 1933

IMPAC MORTGAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	33-0675505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1401 Dove Street, Newport Beach, California 92660
(Address of principal executive offices)

(949) 475-3600
(Registrant’s telephone number, including area code)

Impac Mortgage Holdings, Inc.  2001 Stock Option, Deferred Stock and Restricted Stock Plan (as amended)

(Full Title of the plans)

Ronald M.  Morrison
General Counsel
1401 Dove Street
Newport Beach, California 92660
(949) 475-3600
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas J. Poletti, Esq.
Katherine J. Blair, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP
10100 Santa Monica Boulevard
Seventh Floor
Los Angeles, CA 90067
Telephone: (310) 552-5000
Facsimile: (310) 552-5001

CALCULATION OF REGISTRATION FEE

Proposed
Maximum
		Offering	Proposed Maximum
	Amount to be Registered	Price per	Aggregate Offering	Amount of
Title of Securities to be Registered	(1)(2)	Share (4)	Price (4)	Registration Fee

Common Stock, $0.01 par value per share (3)	2,000,000 shares	$10.40	$20,800,000	$2,225.60

(1)          Represents shares of Common Stock that have become available for issuance under the Registrant’s 2001 Stock Option, Deferred Stock and Restricted Stock Plan as a result of the “evergreen” provision.  The Registrant has previously registered 1,000,000 shares of its Common Stock under a Registration Statement on Form S-8 (Registration No. 333-68128) filed August 22, 2001, 1,120,069 shares of its Common Stock under a Registration Statement on Form S-8 (Registration No. 333-83650) filed March 1, 2002, 1,500,000 shares of its Common Stock under a Registration Statement on Form S-8 (Registration No. 333-106647) filed June 30, 2003, 1,972,892 shares of its Common Stock under a Registration Statement on Form S-8 (Registration No. 333-117137) filed July 2, 2004 and 2,629,804 shares of its Common Stock under a Registration Statement on Form S-8 (Registration No. 333-128113) filed September 6, 2005, each filed in connection with the 2001 Stock Option, Deferred Stock and Restricted Stock Plan, for which registration fees were previously paid.

(2)          This Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416 of the Securities Act of 1933, as amended.

(3)          Includes certain preferred stock purchase rights associated with the shares of Common Stock pursuant to the Rights Agreement, as amended, dated October 7, 1998.

(4)          Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee.  Computation based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on August 9, 2006.

STATEMENT UNDER GENERAL INSTRUCTION E -
REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 consists of the registration of additional shares under the Impac Mortgage Holdings, Inc. (the “Company”) 2001 Stock Option, Deferred Stock and Restricted Stock Plan, as amended (the “2001 Stock Plan”).  Effective January 1, 2006, the number of shares of common stock reserved and authorized for issuance under the 2001 Stock Plan was increased pursuant to the “evergreen” provision contained in Section 3(a) of the 2001 Stock Plan by 2,000,000 shares (which was the lesser of (a) 3.5% of the total number of shares of stock outstanding on such date and (b) a lesser amount as determined by the Company’s Board of Directors).  Pursuant to General Instruction E to Form S-8, for the purposes of the registration of the additional shares under the 2001 Stock Plan, the contents of the Company’s previous Registration Statements on Form S-8 (Registration No. 333-68128, Registration No. 333-83650, Registration No. 333-106647, Registration No. 333-117137 and Registration No. 333-128113), as filed with the Securities and Exchange Commission on August 22, 2001, March 1, 2002, June 30, 2003 July 2, 2004, and September 6, 2005, respectively, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission, or SEC, (File No. 1-14100) are incorporated herein by reference:

•              The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 15, 2006;

•              The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005, as filed on May 10, 2006 and Form 10-Q for the quarter ended June 30, 2006 as filed on August 9, 2006;

•              The Registrant’s Current Reports on Form 8-K (other than information furnished pursuant to Item 2.02 or Item 7.01 thereof) filed on January 10, 2006, March 17, 2006, March 29, 2006, and May 3, 2006;

•              The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description; and

•               The description of the Registrant’s preferred stock purchase rights contained in the Registrant’s registration statement on Form 8-A, as amended, including all amendments and reports filed for the purpose of updating such description.

The Registrant incorporates by reference the documents listed above and any documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number
4.1

Form of Stock Certificate of the Company (incorporated by reference to the corresponding exhibit number to the Registrant’s Registration Statement on Form S-11, as amended (File No. 33-96670), filed with the Securities and Exchange Commission on September 7, 1995).

4.2

Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to exhibit 4.2 of the Registrant’s Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on October 14, 1998).

4.2(a)

Amendment No. 1 to Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to exhibit 4.2(a) of the Registrant’s Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 23, 1998).

5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.
23.1	Consent of Ersnt & Young LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
99.1

Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Appendix A of Registrant’s Definitive Proxy Statement filed with the SEC on April 30, 2001).

99.2

Amendment to Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 4.1(a) of the Registrant’s Definitive Form S-8 filed with the SEC on March 1, 2002).

99.3

Amendment No. 2 to Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 10.10(b) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

99.4

Form of Stock Option Agreement for 2001 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2004).

99.5

Form of Restricted Stock Award Agreement for 2001 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed July 15, 2003).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 11th day of August, 2006.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ Gretchen D. Verdugo
Gretchen D. Verdugo, Executive Vice
President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Impac Mortgage Holdings, Inc., do hereby constitute and appoint Richard J. Johnson or Gretchen D. Verdugo, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Names	Title	Date
/s/ Joseph R. Tomkinson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 11, 2006
Joseph R. Tomkinson

/s/ William S. Ashmore	President and Director	August 11, 2006
William S. Ashmore

/s/ Gretchen D. Verdugo	Executive Vice President and Chief Financial Officer (Chief Financial and Accounting Officer)	August 11, 2006
Gretchen D. Verdugo

/s/ James Walsh	Director	August 11, 2006
James Walsh

/s/ Frank P. Filipps	Director	August 11, 2006
Frank P. Filipps

/s/ Stephan R. Peers	Director	August 11, 2006
Stephan R. Peers

/s/ William E. Rose	Director	August 11, 2006
William E. Rose

/s/ Leigh J. Abrams	Director	August 11, 2006
Leigh J. Abrams

EXHIBIT INDEX

Exhibit Number
4.1

Form of Stock Certificate of the Company (incorporated by reference to the corresponding exhibit number to the Registrant’s Registration Statement on Form S-11, as amended (File No. 33-96670), filed with the Securities and Exchange Commission on September 7, 1995).

4.2

Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to exhibit 4.2 of the Registrant’s Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on October 14, 1998).

4.2(a)

Amendment No. 1 to Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to exhibit 4.2(a) of the Registrant’s Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 23, 1998).

5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.
23.1	Consent of Ersnt & Young LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
99.1

Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Appendix A of Registrant’s Definitive Proxy Statement filed with the SEC on April 30, 2001).

99.2

Amendment to Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 4.1(a) of the Registrant’s Definitive Form S-8 filed with the SEC on March 1, 2002).

99.3

Amendment No. 2 to Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 10.10(b) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

99.4

Form of Stock Option Agreement for 2001 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2004).

99.5

Form of Restricted Stock Award Agreement for 2001 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed July 15, 2003).